Exhibit 99.1
Vail Resorts Contacts:
Investor Relations: Bo Heitz, (303) 404-1800, InvestorRelations@vailresorts.com
Media: Sara Olson, (303) 404-6497, solson1@vailresorts.com

RESORTS WILL NOT OPERATE SUNDAY, MARCH 15 THROUGH SUNDAY, MARCH 22, WITH FURTHER GUIDANCE TO FOLLOW

This has no doubt been an incredibly challenging time. With 37 resorts spread across 15 states and three countries, we - like the rest of the world - have been closely tracking every new development related to coronavirus (COVID-19) and have been in constant contact with local health officials for guidance. Without question, our top priority has been the health and wellbeing of our guests and employees - and to no lesser extent the health and wellbeing of the communities where we operate. We know each decision we make has a broad impact far beyond our operations.

With each of those stakeholders in mind and with the most updated information from local health officials, we have made the difficult decision to suspend the operations of all our North American mountain resorts and retail stores beginning Sunday, March 15, 2020 through Sunday, March 22, 2020 and will use that time to reassess our approach for the rest of the season. Our lodging and property management operations will remain open to service the guests we have on location or those with existing reservations, but we will not be taking new reservations for this upcoming week. Epic Mountain Express, our Colorado shuttle service, will also continue operations to support the travel needs of our guests.  We will be closing our corporate offices and apart from essential personnel, we will be asking other employees to work from home, where possible.

All our scheduled employees, both seasonal and year-round, will be paid during this upcoming eight-day period, without needing to use any vacation or sick time. Their commitment to our company and guests during this uncertain time has been unwavering and I am personally grateful beyond words.

This decision provides a pause for the entire ecosystem of our mountain resort communities. It gives everyone the time to assess the situation, respond to ever-changing developments, and evaluate the approach for the rest of season, if we believe it is advisable or feasible to re-open. This was not an easy decision to make, as we deeply considered the impact it will have on our guests, employees, and the people and businesses in our communities. We understand this change may be confusing given our communications of operational changes over the past week, and as late as last night. Please know that this has been a fast-moving, constantly developing situation with new information from our communities coming to us by the day, if not by the hour, and we are trying to react as quickly as we can.  People may also wonder why we are not giving more notice ahead of this closure. We understand the challenges this creates, but our priority is to minimize any additional issues from operating in further uncertainty and to avoid potential crowding.

We sincerely apologize to guests who are currently at our resorts - and those who were planning to come during this time. We have information on cancellations, refunds and travel credits on our websites. Many things like ski school, lift tickets, equipment rentals, and transportation can be fully refunded, and we have new credit policies in place for our owned and operated lodging properties. Please know that we will get to everyone and appreciate your patience as our most immediate priority must be the health and welfare of our resorts and communities.  I know there are a lot of questions about our season pass products and Epic Day Passes. Those products are non-refundable and not transferable to another season, however, we will be reviewing those policies and providing any updated guidance on that in the coming weeks.  Again, we very much appreciate your patience with this as well.

We will be providing updated information on the remainder of the season by Friday, March 20, 2020.

These are unprecedented, challenging times for everyone. We will continue to navigate these unchartered waters with our guests, our employees and our communities remaining our highest priority. I am certain that there have been, and will be, moments where we will miss the mark and potentially disappoint. However, rest assured that we will continue to listen to your feedback - and continue to make the best decisions we can for everyone’s wellbeing.

Guest FAQs

SEASON PASS
How does the closure impact my season pass or Epic Day Pass?
To the extent that any of our resorts re-open during the season, your pass will be valid.
Pursuant to the terms of all season pass and Epic Day Pass products, they are non-refundable and non-transferable to another season.  We will be reviewing these policies and providing any updated guidance in the coming weeks.  We appreciate your patience during this unprecedented time.

LIFT TICKETS
May I get a refund on my lift tickets that are pre-purchased and valid for 3/15/20-3/22/20?
Yes pursuant to the terms of Lift TicketsOur teams are currently focused on assisting our guests in resort. Please check back here for more information on how to request your refund. We are working to make this process as easy as possible with an online form. Thank you for your patience.

I have pre-purchased lift tickets for dates after 3/22/20. Can I get a refund?
Yes. Our teams are currently focused on assisting our guests in resort. Please check back here for more information on how to request your refund. We are working to make this process as easy as possible with an online form. Thank you for your patience.

What are my refund options for other mountain products?
We have information on cancellations, refunds and travel credits on our resort websites. Many activities - such as ski school, equipment rentals, and transportation - can be fully refunded. Please check back here for more information on how to request your refund. We are working to make this process as easy as possible with an online form. Thank you for your patience.

LODGING
I’m currently staying at a hotel. How long can I stay here?
You can remain at the hotel through the end of your reservation. If you would like to extend your stay or make any revisions to your stay, please talk to your front desk.
What is your rebook and refund policy for lodging?
For lodging owned and operated by Vail Resorts, you can receive a full refund for any bookings made for dates during the resort closure period..

For reservations due to arrive between 3/22/2020-5/31/2020, guests can apply the dollar amount of their deposit to a future stay at the same property for up to 365 days from the date of arrival. You can also rebook the same dates at another resort based on availability and at the applicable rate.

We are waiving cancellation fees for hotel stays through May 31, 2020 for guests traveling from international locations to Vail Resorts destinations.

Cancellation and date change policies through third party lodging and booking partners will vary by property. Guests should reach out to their reserved lodging property or reserved booking source if they need to discuss changes.

Are existing reservations beyond 3/22/20 still valid?
Yes, at this time our lodging properties will remain open.

Can I make reservations beyond 3/22/20 at your properties?
Yes, we will not be taking new reservations for stays between 3/15/20-3/22/20, but we are still taking reservations beyond that time frame.

DINING
Will your village and fine dine restaurants be open?

All on-mountain dining, including quick serve and fine dining, will be closed.  Limited dining will be available in our lodging properties.

RENTAL
Will your rental and retail stores be open?
All Vail Resorts Rental and Retail stores at the resorts will be closed. We will have some limited openings within lodging.

EVENTS
Are resort events cancelled as well?
Check our website, or the event-specific website for all event information. Events at our resorts between 3/15/20-3/22/20 are cancelled.

FUTURE OPERATIONS
What are the chances you will open after 3/22/2020?
We will be providing updated information on the remainder of the season by Friday, March 20, 2020.